Contact:	Jim Davidson	Tony Pordon

	Executive VP – Finance 201-325-3303	Senior VP – Investor Relations 248-648-2540

	jdavidson@unitedauto.com	tpordon@unitedauto.com

UNITEDAUTO REPORTS FOURTH QUARTER RESULTS
____________________________________________________________

Income From Continuing Operations Increases 13% to $31.6 Million

Income From Continuing Operations Rises 12% to $0.67 per share
___________________________________________________________

Total Revenues Increase 7%

Same-Store Retail Revenues Increase 4%
____________________________________________________________

BLOOMFIELD HILLS, MI, February 14, 2006 – United Auto Group, Inc. (NYSE: UAG), an international automotive retailer, today reported fourth quarter income from continuing operations of $31.6 million and related earnings per share of $0.67, representing increases of 12.9% and 11.7%, respectively, over the comparable period in 2004. Fourth quarter 2005 results include $5.2 million of after-tax earnings ($0.11 per share) attributable to the sale of all the remaining variable profits relating to the pool of extended service contracts sold at the Company’s dealerships over the past five years. Fourth quarter net income amounted to $30.1 million and related earnings per share was $0.64, representing increases of 15.3% and 14.3%, respectively.

Revenues in the fourth quarter increased 7.5% to $2.5 billion, including a 3.9% increase in same-store retail revenues, and gross margin improved to 15.7%, including increases in margins of new vehicle, used vehicle and service and parts revenues. The increase in same-store revenue was highlighted by 9.0% growth in service and parts revenues at the Company’s dealerships in the U.S. and a 7.5% increase in same-store retail revenues at the Company’s dealerships located outside the U.S.

For the year ended December 31, 2005, revenues increased 13.9% to $10.2 billion. Full year income from continuing operations amounted to $120.7 million and related earnings per share was $2.57, representing increases of 8.2% and 4.9%, respectively, over 2004. Results for 2005 include the earnings from the sale of the extended service contract variable profits, as well as the after-tax severance charges of $1.2 million ($0.03 per share) recorded in the second quarter. Full year 2004 results include $7.2 million ($0.16 per share) of after-tax earnings resulting from the sale of an investment. Adjusted for these items, income from continuing operations and related earnings per share amounted to $116.7 million and $2.49 per share, representing increases of 11.8% and 8.7%, respectively, over the comparable period in 2004.

Commenting on the Company’s results, Chairman Roger Penske said, “We continue to be pleased with the performance of our business, despite the challenging retail environment during most of the quarter. We believe our strategies, including the strength of our brand mix, our geographical diversity, and our commitment to increasing the service and parts component of UAG’s business, remain key differentiators of our Company and an integral part of the Company’s success.”

Penske continued, “2005 was another outstanding year for UnitedAuto. We strengthened our brand mix, added new franchises in important growth markets, and increased our gross margin by 29 basis points to 15.2%. In addition, our recently completed $375 million convertible note offering lowers our overall cost of capital, fixes the interest rate on a significant portion of our debt in a time of rising interest rates, and leaves us with significant financial flexibility to pursue our growth objectives.”

After considering volatile energy prices, the challenging selling environment and the impact of our recent convertible note offering, the Company currently estimates earnings from continuing operations to be in the range of $2.70 to $2.80 per share for the year ended December 31, 2006, and in the range of $0.53 to $0.57 per share for the first quarter 2006. These estimates are based on an estimated average of 47.0 million shares outstanding.

UnitedAuto will host a conference call discussing financial results relating to fourth quarter 2005 on Tuesday, February 14, 2006 at 2:00 p.m. ET. To listen to the conference call, participants must dial (800) 230-1092 [International, please dial (612) 288-0318]. The call will be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com.

About UnitedAuto

United Auto Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 297 retail automotive franchises, representing 40 different brands, and 27 collision repair centers. UnitedAuto, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 171 franchises in 19 states and Puerto Rico and 126 franchises located internationally, primarily in the United Kingdom. UnitedAuto is a member of the Fortune 500 and Russell 2000 and has approximately 14,000 employees.

Statements in this press release involve forward-looking statements, including forward-looking statements regarding UnitedAuto’s future sales potential. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, market conditions, and other uncertainties which could affect UnitedAuto’s future performance, which is contained in UnitedAuto’s Form 10-K for the year ended December 31, 2004, and its other filings with the Securities and Exchange Commission, and which is incorporated into this press release by reference. This press release speaks only as of its date and UnitedAuto disclaims any duty to update the information herein.

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations and related earnings per share, which exclude certain items disclosed in the release. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure and the period-to-period comparability of the Company’s results from operations.

UNITED AUTO GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Fourth Quarter
	2005	2004

Revenues:
New Vehicle	$1,418,442	$1,336,355
Used Vehicle	500,733	470,054
Finance and Insurance, Net	61,501	61,972
Service and Parts	279,043	249,611
Fleet and Wholesale Vehicle	197,518	168,483

Total Revenues	2,457,237	2,286,475

Cost of Sales:
New Vehicle	1,291,419	1,218,484
Used Vehicle	457,312	430,911
Service and Parts	125,210	113,612
Fleet and Wholesale Vehicle	198,700	168,612

Total Cost of Sales	2,072,641	1,931,619

Gross Profit	384,596	354,856
SG&A Expenses	298,012	277,228
Depreciation and Amortization	10,148	8,786

Operating Income	76,436	68,842
Floor Plan Interest Expense	(13,447)	(11,671)
Other Interest Expense	(13,402)	(11,686)

Income from Continuing Operations Before Minority Interests and Income Taxes	49,587	45,485
Minority Interests	(564)	(556)
Income Taxes	(17,410)	(16,924)

Income from Continuing Operations	31,613	28,005
Loss from Discontinued Operations, Net of Tax	(1,492)	(1,890)

Net Income	$30,121	$26,115

Income from Continuing Operations Per Diluted Share	$0.67	$0.60

Diluted EPS	$0.64	$0.56

Diluted Weighted Average Shares Outstanding	47,187	46,689

UNITED AUTO GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Twelve Months
	2005	2004

Revenues:
New Vehicle	$5,900,326	$5,195,728
Used Vehicle	2,148,582	1,929,230
Finance and Insurance, Net	237,843	209,467
Service and Parts	1,100,241	938,090
Fleet and Wholesale Vehicle	803,292	675,983

Total Revenues	10,190,284	8,948,498

Cost of Sales:
New Vehicle	5,384,406	4,746,894
Used Vehicle	1,956,066	1,764,080
Service and Parts	500,316	431,805
Fleet and Wholesale Vehicle	804,152	674,856

Cost of Sales	8,644,940	7,617,635

Gross Profit	1,545,344	1,330,863
SG&A Expenses	1,213,259	1,036,521
Depreciation and Amortization	39,388	37,910

Operating Income	292,697	256,432
Floor Plan Interest Expense	(50,922)	(44,033)
Other Interest Expense	(49,540)	(42,969)
Other Income	—	11,469

Income from Continuing Operations Before Minority Interests and Income Taxes	192,235	180,899
Minority Interests	(1,814)	(2,047)
Income Taxes	(69,760)	(67,290)

Income from Continuing Operations	120,661	111,562
Income (Loss) from Discontinued Operations, Net of Tax	(1,688)	125

Net Income	$118,973	$111,687

Income from Continuing Operations Per Diluted Share	$2.57	$2.45

Diluted EPS	$2.53	$2.45

Diluted Weighted Average Shares Outstanding	46,966	45,613

UNITED AUTO GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	12/31/05	12/31/04
Assets
Cash and Cash Equivalents	$9,424	$23,547
Accounts Receivable, Net	412,861	342,174
Inventories	1,224,443	1,180,769
Other Current Assets	51,142	43,095
Assets of Discontinued Operations	181,775	284,614

Total Current Assets	1,879,645	1,874,199
Property and Equipment, Net	424,429	374,678
Intangibles	1,206,471	1,197,044
Other Assets	83,628	86,880

Total Assets	$3,594,173	$3,532,801

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	$845,251	$807,204
Floor Plan Notes Payable – Non-Trade	331,953	315,634
Accounts Payable and Accrued Expenses	386,739	395,750
Current Portion Long-Term Debt	3,551	11,367
Liabilities of Discontinued Operations	97,256	173,774

Total Current Liabilities	1,664,750	1,703,729
Long-Term Debt	576,690	574,933
Other Long-Term Liabilities	207,001	179,104

Total Liabilities	2,448,441	2,457,766
Stockholders’ Equity	1,145,732	1,075,035

Total Liabilities and Stockholders’ Equity	$3,594,173	$3,532,801

UNITED AUTO GROUP, INC.
Selected Data

	Fourth Quarter		Twelve Months
	2005	2004	2005	2004
Units
New Retail Units	40,864	40,056	178,157	161,221
Used Retail Units	18,407	18,161	81,437	76,308

Total Retail Units	59,271	58,217	259,594	237,529

Same-Store Retail Revenue
New Vehicles	$1,372,707	$1,327,553	$5,157,216	$4,908,989
Used Vehicles	486,823	463,945	1,891,521	1,817,051
Finance and Insurance, Net	60,112	61,674	220,221	201,689
Service and Parts	263,286	247,418	948,862	881,982

Total Same-Store Retail Revenue	$2,182,928	$2,100,590	$8,217,820	$7,809,711

Same-Store Retail Revenue Growth
New Vehicles	3.4%	6.7%	5.1%	6.1%
Used Vehicles	4.9%	7.8%	4.1%	5.8%
Finance and Insurance, Net	(2.5%)	37.6%	9.2%	10.2%
Service and Parts	6.4%	12.7%	7.6%	13.3%
Revenue Mix
New Vehicles	57.7%	58.4%	57.9%	58.1%
Used Vehicles	20.4%	20.6%	21.1%	21.6%
Finance and Insurance, Net	2.5%	2.7%	2.3%	2.3%
Service and Parts	11.4%	10.9%	10.8%	10.5%
Fleet and Wholesale	8.0%	7.4%	7.9%	7.5%
Retail Gross Margin — by Product
New Vehicles	9.0%	8.8%	8.7%	8.6%
Used Vehicles	8.7%	8.3%	9.0%	8.6%
Service and Parts	55.1%	54.5%	54.5%	54.0%
Gross Profit per Transaction
New Vehicles	$3,108	$2,943	$2,896	$2,784
Used Vehicles	2,359	2,155	2,364	2,164
Finance and Insurance	1,038	1,064	916	882

UNITED AUTO GROUP, INC.
Selected Data (Continued)

	Fourth Quarter		Twelve Months
	2005	2004	2005	2004

Brand Mix:
Toyota/Lexus	21%	23%	22%	24%
BMW	16%	15%	15%	16%
Honda/Acura	15%	14%	15%	12%
DCX	12%	13%	12%	14%
Ford	9%	9%	9%	10%
Audi	7%	6%	7%	5%
General Motors	5%	6%	6%	7%
Porsche	4%	4%	4%	3%
Nissan/Infiniti	3%	4%	4%	4%
Other	8%	6%	6%	5%

Total Brand Mix:
Domestic	9%	9%	10%	10%
Foreign (incl. Premium / Luxury)	91%	91%	90%	90%
Premium / Luxury	61%	59%	58%	57%
Debt to Total Capital Ratio	34%	35%	34%	35%
Rent Expense	$30,950	$24,701	$115,550	$91,214